SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report October 1, 1999
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                        PARTICIPATING DEVELOPMENT FUND 86
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


       Connecticut                    33-2294                  06-1153833
       -----------                    -------                  ----------
State or other jurisdiction         Commission                IRS Employer
     of incorporation               File Number             Identification No.


3 World Financial Center, 29th Floor
New York, NY   Attn.: Andre Anderson                               10285
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Address of principal executive offices                           Zip Code



Registrant's telephone number, including area code (212) 526-3183
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2

PARTICIPATING DEVELOPMENT FUND 86


Item 2.     Disposition of Assets

On October 1, 1999, Participating Development Fund 86 (the "Partnership") closed on the sale of Sunnyvale R&D pursuant to a purchase and sale agreement executed in June 1999. The property was sold to Kifer Road LLC (the "Buyer"), an unaffiliated entity, for a selling price of approximately $13,159,379, net of closing adjustments. The selling price was determined by arm's length negotiations between the Partnership and the Buyer.

As a result of the sale, the General Partner intends to distribute the net proceeds therefrom (after payment of or provision for the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) during the fourth quarter of 1999.


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PARTICIPATING DEVELOPMENT FUND 86


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             PARTICIPATING DEVELOPMENT FUND 86


                             BY:  PDF 86 Real Estate Services Inc.
                                  General Partner


Date:  October 13, 1999           BY:     /s/Michael T. Marron
                                          -------------------------------------
                                  Name:   Michael T. Marron
                                  Title:  President and Chief Financial Officer